UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
COEUR D’ALENE MINES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0—11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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IMPORTANT SPECIAL MEETING — DECEMBER 3, 2007
PLEASE PROMPTLY VOTE YOUR SHARES
November 21, 2007
Dear Fellow Shareholder:
     We still have not received your proxy card for the important special meeting of shareholders of Coeur d’Alene Mines Corporation to be held on Monday, December 3, 2007. Your vote is extremely important regardless of the number of Coeur shares that you own.
     Your participation is critical and we urge you to vote your proxy today. Telephone and internet voting options are available as set forth in the attached proxy card. Please remember that every vote is important.

IMPORTANT RECENT DEVELOPMENT
Institutional Shareholder Services (ISS) and Glass Lewis & Co., the leading proxy advisory firms that issue voting recommendations to institutional investors, have recommended that holders of Coeur common stock vote “FOR” proposals 1, 2 and 3.
     Coeur’s Board of Directors unanimously recommends that Coeur shareholders vote FOR proposals 1, 2 and 3.
     The vote of each and every shareholder is important. Please submit your vote in this important matter by voting — via telephone, via the Internet, or by signing, dating and returning the enclosed voting instruction form in the postage-paid return envelope provided. Please act today to vote your shares and participate in the future of your company.
     On behalf of your Board of Directors, thank you for your timely vote and continued support. We look forward to the continued growth of your company as we create the undisputed leader in silver.
Sincerely,

DENNIS E. WHEELER
Chairman of the Board and
Chief Executive Officer

3 Easy Ways To Vote
     Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:
1.	Vote by Telephone. Call 1-888-693-8683 using a touch-tone telephone. Have the control number listed on your proxy card ready and follow the simple instructions.

2.	Vote by Internet. Go to the website www.cesvote.com. Have the control number listed on your proxy card ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy card in the postage-paid return envelope provided.
Please Act Today

YOUR VOTE IS IMPORTANT
Please help your Company save additional solicitation costs by signing, dating and mailing your proxy card today. Internet and telephone voting are also available. Please refer to your proxy card for instructions. Please return your proxy card immediately, or vote by telephone or the Internet. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Coeur, toll-free at 1-800-901-0068.

IMPORTANT SPECIAL MEETING — DECEMBER 3, 2007
PLEASE PROMPTLY VOTE YOUR SHARES
November 21, 2007
Dear Fellow Shareholder:
     We still have not received your voting instructions for the important special meeting of shareholders of Coeur d’Alene Mines Corporation to be held on Monday, December 3, 2007. Your vote is extremely important regardless of the number of Coeur shares that you own.
     Your participation is critical and we urge you to submit your voting instructions today. Telephone and internet voting options are available as set forth in the attached voting instruction form. Please remember that every vote is important.

IMPORTANT RECENT DEVELOPMENT
Institutional Shareholder Services (ISS) and Glass Lewis & Co., the leading proxy advisory firms that issue voting recommendations to institutional investors, have recommended that holders of Coeur common stock vote “FOR” proposals 1, 2 and 3.
     Coeur’s Board of Directors unanimously recommends that Coeur shareholders vote FOR proposals 1, 2 and 3.
     The vote of each and every shareholder is important. Please submit your vote in this important matter by voting — via telephone, via the Internet, or by signing, dating and returning the enclosed voting instruction form in the postage-paid return envelope provided. Please act today to vote your shares and participate in the future of your company.
     On behalf of your Board of Directors, thank you for your timely vote and continued support. We look forward to the continued growth of your company as we create the undisputed leader in silver.
Sincerely,

DENNIS E. WHEELER
Chairman of the Board and
Chief Executive Officer

3 Easy Ways To Vote
     Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:
1.	Vote by Telephone. Call 1-800-454-8683 using a touch-tone telephone. Have the control number listed on your voting instruction form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website www.proxyvote.com. Have the control number listed on your voting instruction form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.
Please Act Today

YOUR VOTE IS IMPORTANT
Please help your Company save additional solicitation costs by signing, dating and mailing your voting instruction form today. Internet and telephone voting are also available. Please refer to your voting instruction form for instructions. Your bank or broker cannot vote your shares on the proposals unless it receives your specific instructions. Please return your voting instructions immediately, or vote by telephone or the Internet. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Coeur, toll-free at 1-800-901-0068.

FOR IMMEDIATE RELEASE
LEADING PROXY ADVISORY FIRMS RECOMMEND COEUR SHAREHOLDERS VOTE
“FOR” PROPOSALS RELATING TO PENDING ACQUISITIONS
COEUR D’ALENE, Idaho, November 21, 2007 — Coeur d’Alene Mines Corporation (NYSE:CDE, TSX: CDM) today announced that two of the nation’s most influential independent proxy advisory firms, Institutional Shareholder Services (ISS) and Glass Lewis & Co., have each recommended that Coeur shareholders vote “FOR” the proposals related to the acquisition of Bolnisi Gold NL (ASX: BSG) and Palmarejo Silver and Gold Corporation (TSX-V: PJO) at the Company’s Special Meeting of shareholders scheduled for December 3, 2007.
In recommending that Coeur shareholders vote “FOR” the proposed acquisition, ISS stated in its November 20, 2007 report:
“Based on our review of the terms of the transaction and the factors described above, in particular the strategic rationale, the opportunities available to the combined company and the increased liquidity of the combined company’s stock, we believe that the merger agreement warrants shareholder support..”*
Glass Lewis also recommended that shareholders vote “FOR” all proposals relating to the acquisition. In its November 20, 2007 report, Glass Lewis stated:
“Given the strategic rationale of the Transactions, the financial fairness of the proposed exchange ratios, and in the absence of significant conflicts, we believe that shareholders should support this proposal. The resulting scale of the three way combination will yield operational and strategic benefits otherwise not available to the Company as a stand-alone entity.”*
“We are very pleased to have the support of both ISS and Glass Lewis,” said Dennis E. Wheeler, Coeur’s Chairman, President and Chief Executive Officer. “Clearly, both proxy advisory firms recognize the transformative nature of this transaction and the potential for the tremendous value it will create for all Coeur shareholders. On behalf of the entire Board of Directors, I urge all Coeur shareholders to vote “FOR” the merger proposals. We look forward to closing this transaction and working toward becoming the world’s undisputed leader in silver.”
Coeur shareholders are reminded that their vote is very important regardless of the number of shares of common stock they own. Whether or not shareholders are able to attend the Special Meeting in person, they should complete, sign and date the proxy card and return it in the prepaid and addressed envelope as soon as possible or submit a proxy through the Internet or by telephone as described on the proxy card that accompanied the definitive proxy statement.
The Special Meeting of Coeur shareholders to consider and vote upon the proposed merger has been scheduled for December 3, 2007 at 9:30 am local time at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene. Coeur shareholders of record as of the close of business on October 19, 2007 will be entitled to vote at the special meeting.
Shareholders who have questions about the transactions and the special meeting, including the procedures for voting your shares, should call D.F. King & Co., Inc., which is assisting Coeur, at 1-800-901-0068 (toll-free) or (collect) at (212) 269-5550.

* Permission to use quotations from the ISS and Glass, Lewis reports were neither sought nor obtained.

About Coeur
Coeur d’Alene Mines Corporation is one of the world’s leading primary silver producers and a growing gold producer. The company has mining interests in Alaska, Argentina, Australia, Bolivia, Chile, Nevada, and Tanzania. In 2006, Coeur produced 12.8 million ounces of silver and 116,000 ounces of gold. Cash costs in 2006 were $3.33 per ounce of silver for 2006.
Cautionary Statement
This press release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the terms and conditions of the proposed transaction and anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur, Bolnisi or Palmarejo, as the case may be. Operating, exploration and financial data, and other statements in this press release are based on information that Coeur, Bolnisi or Palmarejo, as the case may be, believes is reasonable, but involve significant uncertainties affecting the business of Coeur, Bolnisi or Palmarejo, as the case may be, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC and the Ontario Securities Commission, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q and Palmarejo’s Annual Information Form. Additionally, there are risks that the parties will not proceed with the proposed transaction, that the ultimate terms of the proposed transaction will differ from those that currently are contemplated, and that the proposed transaction will be not be successfully completed for any reason (including the failure to obtain the required approvals or clearances from regulatory authorities). Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur, Bolnisi and Palmarejo disclaim any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur, Bolnisi and Palmarejo undertake no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, Bolnisi and Palmarejo, their financial or operating results or their securities or the proposed transaction.
Additional Information
The definitive proxy statement that Coeur has filed with the United States Securities and Exchange Commission (“SEC”) and Canadian securities regulators and mailed to its shareholders contains information about Coeur, Bolnisi, Palmarejo, the Palmarejo Project, the proposed transaction and related matters. Shareholders are urged to read the definitive proxy statement carefully, as it contains important information that shareholders should consider before making a decision about the proposed transaction. In addition to receiving the definitive proxy statement from Coeur by mail, shareholders may also obtain the definitive proxy statement, as well as other filings containing information about Coeur, without charge, from the SEC’s website (www.sec.gov) and the Canadian securities regulators’ website (www.sedar.com) or, without charge, from Coeur. Coeur and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Coeur’s shareholders with respect to the proposed transaction. Information regarding any interests that Coeur’s executive officers and directors may have in the proposed transaction is set forth in the definitive proxy statement. The Coeur shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Coeur intends to issue such Coeur shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.
Contact
Director — Investor Relations
Tony Ebersole, 208-665-0777
Senior Vice President — Corporate Development
Mitchell J. Krebs, 888-545-1138
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